UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 23, 2006

Everest Re Group, Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	1-15731	98-0365432

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Wessex House – 2nd Floor 45 Reid Street PO Box HM 845 Hamilton HM DX, Bermuda		Not Applicable

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 441-295-0006

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01        ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

At the Annual General Meeting of Shareholders held on May 23, 2006, the registrant’s shareholders approved an amendment to the Everest Re Group, Ltd. 2002 Stock Incentive Plan (“the Plan”) that had been recommended by the registrant’s Board of Directors. The amendment became effective immediately upon approval by the shareholders.

The amendment eliminates the 250,000 sub-limit of common shares that may be awarded as restricted stock and stock awards under the Everest Re Group, Ltd. 2002 Stock Incentive Plan. As a result of the amendment, the Company has the discretion to award restricted stock and stock awards as it deems appropriate, subject only to the 4,000,000 overall limit on the total number of shares available for grant under the Plan.

A copy of the Plan, as amended, is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

Exhibits

Exhibit No.	Description

10.1	Everest Re Group, Ltd. 2002 Stock Incentive Plan,
as amended May 23, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVEREST RE GROUP, LTD.

By:	/s/ STEPHEN L. LIMAURO
Stephen L. Limauro Executive Vice President and Chief Financial Officer

Dated: May 25, 2006

EXHIBIT INDEX

Exhibit

Number	Description of Document	Page No.

10.1	Everest Re Group, Ltd. 2002 Stock
Incentive Plan, as amended, May 23, 2006	5